U.S. SECURITIES AND EXCHANGE
                        COMMISSION Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (date of earliest event reported): November 24, 2004


                            Provo International, Inc.
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)

         001-15673                              13-3950283
     ----------------                      --------------------
   (Commission File No.)              (IRS Employer Identification No.)


                              One Blue Hill Plaza
                                 P.O. Box 1548
                          Pearl River, New York 10965
                                 (845) 623-8553
                   (Address and telephone number of principal
                    executive offices and place of business)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13ed-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 REGULATION FD DISCLOSURE

     Provo International, Inc. (the "Company") received a notice from the American Stock Exchange on November 11, 2004, indicating that the Company's common stock was not in compliance with Section 1003(d) of the Exchange's continued listing standards due to the fact that the Company's former auditors did not complete their review of the Company's Form 10-QSB for the period ended June 30, 2004. The notice further stated that the common stock is therefore subject to being delisted from the Exchange. The Company was afforded the opportunity to submit a plan of compliance to the Exchange. On November 17, the Company submitted a plan to the Exchange to bring the Company back into compliance with the Exchange's listing standards prior to December 16, 2004. On November 24, 2004, the Exchange notified the Company that it had accepted the Company's plan of compliance and granted the Company an extension of time until December 16, 2004 to file its quarterly reports for the quarters ended June 30, 2004 and September 30, 2004 and to regain compliance with continued listing standards. The Company will be subject to periodic review by Exchange Staff during the extension period. Failure to make progress consistent with the plan or to regain compliance with the continued listing standards by the end of the extension period could result in the Company being delisted from the American Stock Exchange.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

         ( c )          Exhibits

99.1      Copy of Press Release of November 30, 2004.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 30, 2004

                                 Provo International, Inc.

                                 By: /s/ Vasan Thatham
                                 ------------------------
                                 Vasan Thatham
                                 Vice President and Chief Financial Officer


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